Xtant Medical Receives Noncompliance Notice from NYSE American

BELGRADE, MT, April 5, 2019 – Xtant Medical Holdings, Inc. (NYSE American: XTNT), a global medical technology company focused on surgical solutions for the treatment of spinal disorders, today announced receipt of notification from the NYSE American that the Company is not in compliance with certain NYSE American continued listing requirements relating to stockholders’ equity.

NYSE American indicated the Company is not in compliance with Sections 1003(a)(i), 1003(a)(ii) and 1003(a)(iii) of the NYSE American Company Guide due to negative stockholders’ equity of $43,772,000 as of December 31, 2018 and net losses in five of the most recent fiscal years. The Company’s stockholders’ equity was negatively affected in the fourth quarter 2018 by $48.1 million in non-cash impairment charges to goodwill and intangibles attributed to the X-Spine acquisition. The Company intends to prepare and deliver a plan of compliance to the NYSE American by May 4, 2019, addressing how the Company intends to regain compliance by October 4, 2020.

Xtant Medical’s common stock will continue to trade on the NYSE American under the symbol “XTNT,” with the added designation of “.BC” to indicate that the Company is not in compliance with continued listing standards.

About Xtant Medical Holdings, Inc.

Xtant Medical Holdings, Inc. (www.xtantmedical.com) is a global medical technology company focused on the design, development, and commercialization of a comprehensive portfolio of orthobiologics and spinal implant systems to facilitate spinal fusion in complex spine, deformity and degenerative procedures. Xtant people are dedicated and talented, operating with the highest integrity to serve our customers.

Important Cautions Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “continue,” “future,” “will,” “potential” similar expressions or the negative thereof, and the use of future dates. Forward-looking statements in this release include statements that the Company intends to deliver a plan of compliance to the NYSE American, which will be acceptable to the NYSE American and that the Company will resolve this matter within the required time frame. The Company cautions that its forward-looking statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company’s ability to regain compliance with the continued listing standards of the NYSE American; the Company’s future operating results and financial performance; the ability to increase or maintain revenue; the ability to remain competitive; the ability to innovate and develop new products; the effect of recent management changes and the ability to engage and retain qualified personnel; government and third-party coverage and reimbursement for Company products; the ability to obtain and maintain regulatory approvals and comply with government regulations; the effect of product liability claims and other litigation to which the Company may be subject; the effect of product recalls and defects; timing and results of clinical studies; the ability to obtain and protect Company intellectual property and proprietary rights and operate without infringing the rights of others; the ability to service Company debt and comply with debt covenants; the ability to raise additional financing and other factors. Additional risk factors are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission (SEC) on April 1, 2019 and subsequent SEC filings by the Company. Investors are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact

David Carey

Lazar Partners Ltd.

Ph: 212-867-1762

Email: dcarey@lazarpartners.com